Senior Fiber Optic and Fiber-to-the-Home Specialist John Homsey to Lead 4Cable Sales

CONWAY, SC, Feb 10, 2015 (Marketwired via COMTEX) -- 4Cable TV International, Inc. (OTCQB: CATV) ("4Cable" and/or the "Company"), a global manufacturer of outdoor equipment for cable and broadband transmission providers, is pleased to announce the appointment of Mr. John Homsey as the Company's new Vice President - Sales and Marketing, effective immediately. Mr. Homsey brings over 25 years of experience providing technical sales solutions to Cable (MSO) and Telecom providers and managing leading edge solutions, services and new product introductions.

"Mr. Homsey has extensive experience in fiber optic and fiber-to-the-home technical sales to large and mid-sized MSOs," said 4Cable TV International, Inc. President, Mr. Steven K. Richey. "Not only does he have the expertise, and an established network to sell innovative products to the cable and telecom industry, he brings a unique technical background that will be invaluable as we move forward with the development and enhancement of our RF2F product suite. Mr. Homsey has served in executive sales and technical positions throughout his career with firms ranging from large multinationals to mid-sized cable industry suppliers, which makes him uniquely qualified to lead 4Cable to the next level of sales success."

"Over the past few years 4Cable has developed an exciting line of fiber-to-the-home patent-pending innovations that offer cable system operators a unique opportunity to increase their subscriber base through the introduction of cost-effective RF to fiber optic solutions," said Mr. Homsey. "I am thrilled to join 4Cable at this exciting time in the Company's development. My goal is to establish a world class sales program to grow 4Cable's market penetration and expand our position as a leading innovator in fiber-to-the-home solutions."

Prior to joining 4Cable, Mr. Homsey was Vice President of Professional Services, Sales & Sales Engineering at Genesis Networks where he directed the professional deployment and service teams. Previously he was Product Sales Manager of Access Networks with Communications Test Design Inc. (CDTI), where he managed and directed the P&L of CDTI's strategic business sector and 'Fiber-to-the-Home'. From 2006-2011 he was Senior Director, Professional Services, Sales and Technical Sales at Hitachi Communications Technologies America, where he managed sales, sales engineering and business development teams. Mr. Homsey also spent several years with Wave7 Optics, Inc., an early pioneer in the fiber-to-the-home and business (FTTx) optical access market, and has years of system operational experience as Engineering Director with Cablevision Systems. Mr. Homsey holds a Telecommunication Technology Degree from Wentworth Technical Institute, Bachelor of Business Administration from Ashford University and Masters Certification in Project Management from Villanova University.

Mr. Homsey takes over from outgoing VP Sales and Marketing Gene Faulkner. The Company is grateful to Mr. Faulkner for his hard work and dedication, and wishes him well as he moves on to new opportunities.

About 4Cable (CATV) 4Cable TV International, Inc. is a global manufacturer of outdoor transmission equipment for the cable and broadband industry. The Company's patent-pending innovations offer broadband, phone and digital/cable TV service providers with cost-effective solutions that maximize bandwidth, extend system penetration, and save energy. Since 2005, 4Cable has owned and operated manufacturing and research facilities in Conway, SC. 4Cable's flagship product lines are the DSR No Diplexer Node, the RF2F Cable TV Network Extension System, and the PowerMiser(TM) amplifier. For more information on 4Cable (OTCQB: CATV) and its products visit the Company's website at http://www.4Cable.tv

Disclaimer For Forward-Looking Statements Except for statements of historical fact, the information contained herein is of a forward-looking nature. Such forward looking information involves known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievement of the company to be materially different from any future results, performance or achievements expressed or implied by statements containing forward-looking information. Accordingly, you should not place undue reliance on statements containing forward looking information. Investors are urged to consider closely the disclosure in our Form 10-K, which may be obtained from us, or from the SEC website at http://www.sec.gov/edgar.shtml

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